Exhibit 99.1
DISTRIBUTION AGREEMENT
December 1, 2008
J.P. Morgan Securities Inc.
277 Park Avenue
New York, New York 10172
Ladies and Gentlemen:
     UAL Corporation, a Delaware corporation (the “Company”), confirms its agreement with J.P. Morgan Securities Inc., as agent and/or principal under any Terms Agreement (as defined in Section 1(a) below) (“you” or “JPMS”) with respect to the issuance and sale from time to time by the Company, in the manner and subject to the terms and conditions described below (this “Agreement”), of shares (the “Shares”) of common stock, $0.01 par value per share (the “Common Stock”), of the Company having an aggregate Gross Sales Price (as defined in Section 2(b) below) of up to $200,000,000 (the “Maximum Amount”) on the terms set forth in Section 1 of this Agreement. The Shares are described in the Prospectus referred to below. Notwithstanding the foregoing, in no event shall the aggregate number of the Shares sold pursuant to this Agreement, any Terms Agreement, the Alternative Distribution Agreement (as defined below) and any Alternative Terms Agreement (as defined in Section 1(a) below) exceed 32,200,000 (the “Maximum Number”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-155794) for the registration of the Shares under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”); the Registration Statement (as defined below) sets forth the material terms of the offering, sale and plan of distribution of the Shares and contains additional information concerning the Company and its business. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to JPMS, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the effective time. Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the prospectus dated December 1, 2008, filed as part of the Registration Statement, including the documents incorporated by reference therein as of the date of such prospectus. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the most recent prospectus supplement relating to the Shares, to be filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to JPMS in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this

Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement. “Permitted Free Writing Prospectuses,” as used herein, has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.
     The Company has also entered into a distribution agreement (the “Alternative Distribution Agreement”), dated of even date herewith, with Morgan Stanley & Co, Incorporated (the “Alternative Agent,” and together with JPMS, the “Agents”). The aggregate Gross Sales Price of the Shares that may be sold pursuant to this Agreement, any Terms Agreement, the Alternative Distribution Agreement and any Alternative Terms Agreement shall not exceed the Maximum Amount and the aggregate number of the Shares sold pursuant to this Agreement, any Terms Agreement, the Alternative Distribution Agreement and any Alternative Terms Agreement shall not exceed the Maximum Number. This Agreement and the Alternative Distribution Agreement are sometimes hereinafter referred to as the “Distribution Agreements”.
     The Company and JPMS agree as follows:
1.	Issuance and Sale.
(a)	Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, on any Exchange Business Day (as defined below) selected by the Company, the Company and JPMS shall enter into an agreement in accordance with Section 2 hereof regarding the number of Shares to be placed by JPMS and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction” or a “Transaction”). The Company may also offer to sell the Shares directly to JPMS, as principal, in which event it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit F hereto, relating to such sale in accordance with Section 2(g) of this Agreement. Whenever the Company determines to sell the Shares directly to the Alternative Agent as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Exhibit F to the Alternative Distribution Agreement. As used in this Agreement, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which Shares equal to the Maximum Number or the aggregate amount of the Gross Sales Price equal to the

Maximum Amount have been issued and sold pursuant to the Distribution Agreements, any Terms Agreements and any Alternative Terms Agreements and (y) the termination of this Agreement pursuant to Section 8 or 9 (the “Termination Date”), (ii) an “Exchange Business Day” means any day during the Term that is a trading day for the Exchange, and (iii) “Exchange” means the NASDAQ Global Select Market.

(b)	Subject to the terms and conditions set forth below, the Company appoints JPMS as agent in connection with the offer and sale of Shares in any Agency Transactions entered into hereunder. JPMS will use commercially reasonable efforts to sell such Shares in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined below). Neither the Company nor JPMS shall have any obligation to enter into an Agency Transaction. The Company shall be obligated to issue and sell through JPMS, and JPMS shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Shares issued by the Company only if and when a Transaction Notice related to such an Agency Transaction has been delivered by JPMS and accepted by the Company as provided in Section 2 below. JPMS shall have no liability to the extent that any sale of Shares made by it as agent in an Agency Transaction results in the violation of the percentage limitations (without the benefit of any transfer in trust provisions) contained in the Company’s organizational documents, including, without limitation, the provisions of Part VI, Sections 2 and 5 of the Company’s restated certificate dated February 1, 2006, as amended. To the extent JPMS enters into any Terms Agreement as principal, JPMS covenants and agrees to abide by the percentage limitation on the transfer of Common Stock contained in Part VI, Sections 2 and 5 of the Company’s restated certificate dated February 1, 2006, as amended.

(c)	JPMS, as agent in any Agency Transaction, hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Agreement, other than (A) by means of ordinary brokers’ transactions between members of the Exchange that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and JPMS in writing.

(d)	JPMS will confirm in writing to the Company the number of Shares sold on any Exchange Business Day, the related Gross Sales Price and, if Shares are to be sold in an Agency Transaction in an At the Market Offering, the related Net Sales Price (as each of such terms is defined in Section 2(b) below) no later than the opening of trading on the immediately following Exchange Business Day.

(e)	If the Company shall default on its obligation to deliver Shares to JPMS pursuant to the terms of any Agency Transaction or Terms Agreement, the Company shall (i) hold JPMS harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to JPMS any fee to which it would otherwise be entitled in connection with such sale.
2.	Transaction Notices.
(a)	The Company may, from time to time during the Term, propose to JPMS that they enter into an Agency Transaction to be executed on a specified Exchange Business Day. If JPMS agrees to the terms of such proposed Transaction or if the Company and JPMS mutually agree to modified terms for such proposed Transaction, then JPMS shall promptly send to the Company by the means set forth under Section 11 hereof a notice, substantially in the form of Exhibit A hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Transaction. If the Company wishes such proposed Transaction to become a binding agreement between it and JPMS, the Company shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to JPMS or sending a written acceptance of the Transaction Notice to JPMS in each case by the means set forth under Section 11 hereof. The terms reflected in a Transaction Notice shall become binding on JPMS and the Company only if accepted by the Company no later than the times specified in Section 2(b) below. Each Transaction Notice shall specify, among other things:
     (i) the Exchange Business Day(s) on which the Shares subject to such Transaction are intended to be sold (each a “Purchase Date”);
     (ii) the number of Shares that the Company intends to sell (the “Specified Number of Shares”) on each such Purchase Date, which shall be no more than 25% of the average daily trading volume in the Common Stock on the Exchange for the 30 Exchange Business Days preceding the date of delivery of the Transaction Notice, or as otherwise agreed between the Company and JPMS and documented in the relevant Transaction Notice; and
     (iii) the lowest price (if any) at which the Company is willing to sell Shares on each such Purchase Date (a “Floor Price”).
     A Transaction Notice shall not set forth a Specified Number of Shares that, when added to the aggregate number of Shares previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder, any Terms Agreement, the Alternative Distribution Agreement and any Alternative Terms Agreement, results in a total that exceeds Shares equal to the Maximum Number. The Company shall have responsibility for maintaining records with respect to the aggregate dollar amount of Shares sold, or for otherwise monitoring the availability of Shares for sale under the Registration Statement. In the event more than one Transaction Notice with respect to any Purchase Date is accepted by the Company, the latest of any executed Transaction Notice shall govern any sales of Shares for the relevant Purchase Date(s) except to the extent of any action occurring prior to the acceptance of any Transaction Notice. The Company or JPMS may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy), suspend the offering of the Shares; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Shares shall be sold on more than one Purchase Date, then the Company and JPMS shall mutually agree to such additional terms and conditions as they deem necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

(b)	JPMS’s commission shall be 2% of the actual sales price of the Shares (the “Gross Sale Price”) (the Gross Sales Price less JPMS’s commission is referred to herein at the “Net Sales Price”) sold pursuant to this Agreement, and such rate of compensation shall not apply when JPMS acts as principal.

(c)	Payment of the Net Sales Price for Shares sold by the Company on any Purchase Date pursuant to a Transaction Notice shall be made to the Company by federal funds wire transfer to:

Bank:	[Redacted]

ABA #:	[Redacted]
SWIFT:	[Redacted]
Account #	[Redacted]
Account Name:	United Airlines Special Account
Beneficiary:	United Airlines
against delivery of such Shares to JPMS. Such payment and delivery shall be made at or about 10:00 a.m., local time in New York, New York, on the third Exchange Business Day (or such other day as may, from time to time, become standard industry practice for settlement of such a securities issuance) following each Purchase Date (a “Closing Date”).

(d)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and JPMS thereafter determines and notifies the Company that the Gross Sales Price for such Transaction would not be at least equal to such Floor Price, then the Company shall not be obligated to issue and sell through JPMS, and JPMS shall not be obligated to place, the Specified Number of Shares for the Transaction on such Purchase Date.

(e)	Under no circumstances shall the Gross Sales Price of the Shares sold pursuant to the Distribution Agreements, any Terms Agreement and any Alternative Terms Agreement exceed the Maximum Amount.

(f)	If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement, any Transaction Notice or any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. On or prior to the delivery of a prospectus that is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, JPMS shall calculate the average daily trading volume (as defined by Rule 100 of Regulation M under the Exchange Act) of the Common Stock based on market data provided by Bloomberg L.P. or such other sources as agreed upon by JPMS and the Company.

(g)	(i) If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement (each a “Placement”), it will notify JPMS of the proposed terms of such Placement. If JPMS, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, JPMS and the Company will enter into a Terms Agreement setting forth the terms of such Placement.
(ii) The terms set forth in a Terms Agreement will not be binding on the Company or JPMS unless and until the Company and JPMS have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.
(h)	Each sale of the Shares to JPMS in a Placement shall be made in accordance with the terms of this Agreement and a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, JPMS. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by JPMS. The commitment of JPMS to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by JPMS pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with JPMS in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares.

(i)	The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through only one of JPMS or the Alternative Agent on any single given day, but in no event by both, and the Company shall in no event request that JPMS and the Alternative Agent sell Shares on the same day; provided, however, that the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons.
     3. Representations and Warranties of the Company. The Company represents and warrants to JPMS, on and as of (i) the date hereof, (ii) each date on which the Company accepts a Transaction Notice (a “Time of Acceptance”), (iii) each Time of Sale (as defined below) and (iv) each Closing Date (each such date listed in (i) through (iv), a “Representation Date”) that:
(a)	The Registration Statement complied when it initially became effective, complies as of the date hereof and, as amended or supplemented, at each Representation Date will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission and complies as of each Representation Date, in all material respects, with the requirements of the Act; the Registration Statement did not, as of the time of its initial effectiveness, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Time of Acceptance, each Time of Sale and each Closing Date, the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning JPMS or the Alternative Agent and furnished in writing by or on behalf of JPMS or the Alternative Agent expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus, which consists of the information set forth on Schedule II hereto and Schedule II to the Alternative Distribution Agreement (the “Agent Information”). “Time of Sale” means, (i) with respect to each offering of Shares pursuant to this Agreement, the time at JPMS’s initial entry into contracts with investors for the sale of such Shares and (ii) with respect to each offering of Shares pursuant to any relevant Terms Agreement, the time of sale of such Shares.

(b)	Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any of the Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Basic Prospectus. The Company represents and agrees that, unless it obtains the prior consent of JPMS and the Alternative Agent, until the termination of this

Agreement, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, other than any Permitted Free Writing Prospectus made pursuant to the Alternative Distribution Agreement or any Alternative Terms Agreement. Any such free writing prospectus relating to the Shares consented to by JPMS is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has complied and will comply in all material respects with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Act are satisfied, and the registration statement relating to the offering of the Shares contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act; neither the Company nor JPMS is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(c)	The Incorporated Documents, when they were filed with the Commission conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable.

(d)	Since the dates as of which information is given in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus except as otherwise stated or incorporated by reference therein or contemplated thereby, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries, taken as a whole.

(e)	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its property and to conduct its business as described in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its consolidated subsidiaries, taken as a whole (a “Material Adverse Effect”).
(f)	Each of the Company’s subsidiaries listed on Schedule I hereto (together, the “Subsidiaries”) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus; and each Subsidiary is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and, except as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each Subsidiary’s capital stock owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(g)	The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus (other than for subsequent issuances, including restricted stock grants, if any, pursuant to employee benefit plans described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or upon the exercise of outstanding options or warrants described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any issuance of equity securities to directors under any current or future directors’ plans). The Common Stock, including the Shares, conforms in all material respects to the description contained, or incorporated by reference, in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus. All of the issued and outstanding shares of the Common Stock have been duly authorized and validly issued, are fully paid and non-assessable. None of the outstanding securities of the Company were issued in violation of the percentage limitations (without the benefit of any transfer in trust provisions) contained in the Company’s organizational documents, including, without limitation, the provisions of Part VI, Section 2, Section 3 and Section 5 of the Company’s restated certificate dated February 1, 2006, as amended. None of the outstanding shares of the Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and those subsequently issued pursuant to the Company’s stock option, stock bonus and other stock plans or arrangements described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(h)	The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(i)	The Company is not in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement or any Terms Agreement and the consummation by the Company of the transactions contemplated herein or therein have been duly authorized by all necessary corporate action of the Company and will not result in (i) any breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any indenture, loan agreement, contract, mortgage, note, lease or other instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject, (ii) any violation of the provisions of the charter or by-laws of the Company or (iii) any violation of any statute, any rule, regulation, judgment, or order or decree of any government, governmental agency or body or court, domestic or foreign, having jurisdiction over the Company, except, in the case of clause (i) and (iii), for any such breach, default, lien, charge, encumbrance or violation as would not have a Material Adverse Effect.

(j)	No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the valid authorization, execution and delivery by the Company of this Agreement or any Terms Agreement and for the consummation of the transactions contemplated herein or therein, except such as may be required by (x) the securities or Blue Sky laws of the various states, (y) the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offer and sale of the Shares and (z) the Exchange with respect to the listing of the Shares on the Exchange.

(k)	This Agreement has been, and each Terms Agreement entered into pursuant hereto will have been, duly authorized, executed and delivered by the Company.

(l)	The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, together with the related notes thereto, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein and except that unaudited financial statements do not have all required footnotes.

(m)	Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each of the Company and its Subsidiaries has good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects except where the failure to have such title would not have a Material Adverse Effect; and except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each of the Company and its Subsidiaries holds any leased real or personal property under valid and enforceable leases with no exceptions that would have a Material Adverse Effect.

(n)	Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, there is no action, suit or proceeding before or by any governmental agency or body or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries, or any of their respective properties that individually (or in the aggregate in the case of any class of related lawsuits), could reasonably be expected to result in a Material Adverse Effect or that could reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement.

(o)	No labor dispute with the employees of the Company or any subsidiary, exists or, to the knowledge of the Company, is imminent that could reasonably be expected to have a Material Adverse Effect.

(p)	Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, each of the Company and the Subsidiaries has all licenses, permits, orders, consents, authorizations, approvals and certificates of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, except to the extent that the failure to so obtain, declare or file would not have a Material Adverse Effect.

(q)	Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, neither the Company nor any of its Subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that imposes any liability under any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim individually or in the aggregate is reasonably expected to have a Material Adverse Effect. The Company is not aware of any pending investigation which could lead to such a claim that could reasonably be expected to have a Material Adverse Effect.

(r)	Except as disclosed in the Registration Statement or the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(s)	The accountants that examined, and issued an auditors’ report with respect to, the consolidated financial statements of the Company, and the financial statement schedules of the Company, if any, included or incorporated by reference in the Registration Statement, are independent public accountants within the meaning of the Act with respect to the Company.

(t)	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, will not be an “investment company”, or an entity “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), in each case required to register under the Investment Company Act.

(u)	This Agreement and the Shares will, upon execution and delivery thereof, conform in all material respects to the descriptions thereof contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus.

(v)	Except as disclosed in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, the Company (A) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the material assets of the Company and its consolidated subsidiaries, and (B) maintains a system of internal accounting controls sufficient to provide reasonable assurances that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary: (x) to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and (y) to maintain accountability for assets; (3) access to material assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for material assets is compared with the existing material assets at reasonable intervals and appropriate action is taken with respect to any differences.

(w)	The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, but not limited to, controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(x)	The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. The outstanding shares of the Common Stock have been approved for listing and the Shares being sold hereunder have been approved for listing, subject only to official notice of issuance, on the Exchange.

(y)	There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the Alternative Distribution Agreement or the issuance and sale by the Company of the Shares.

(z)	Neither the Company nor any of its directors, officers or controlling persons has taken, nor will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares or which would otherwise be in contravention of applicable law.

(aa)	The Common Stock is an “actively-traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(bb)	Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement and the Alternative Distribution Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(cc)	Any certificate signed by any officer of the Company or any subsidiary delivered to JPMS or to counsel for JPMS pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to JPMS as to the matters covered thereby.
4.	Certain Covenants of the Company. The Company hereby agrees with JPMS:
(a)	For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document), to furnish to JPMS a copy of each such proposed amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission and the Company will not use or file any such proposed amendment or supplement to which JPMS reasonably objects, unless the Company’s legal counsel has advised the Company that filing such document is required by law; not to use or file any Permitted Free Writing Prospectus to which JPMS reasonably objects.

(b)	To prepare a Prospectus Supplement, with respect to any Shares sold by the Company pursuant to this Agreement in a form previously approved by JPMS and to file such Prospectus Supplement pursuant to Rule 424(b) under the Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Act) and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Act and to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to JPMS via e-mail in “.pdf” format on such filing date to an e-mail account designated by JPMS and, at JPMS’s request, to also furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)	To file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with the offering or sale of the Shares, and during such same period to advise JPMS, promptly after the Company receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission, (ii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Act, (iii) of any objection by the Commission to the use of Form S-3ASR by the Company pursuant to Rule 401(g)(2) under the Act, (iv) of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (v) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (vi) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.
(d)	In the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(e)	To furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states as JPMS may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation, become a dealer of securities, or become subject to taxation in, or to consent to the service of process under the laws of, any such state.

(f)	To make available to JPMS at its offices in New York City, without charge, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to JPMS, as many copies of the Prospectus and the Prospectus Supplement (or of the Prospectus or Prospectus Supplement as amended or supplemented if the Company shall have made any amendments or supplements thereto and documents incorporated by reference therein after the effective date of the Registration Statement) and each Permitted Free Writing Prospectus as JPMS may reasonably request for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Act or any similar rule); and for so long as this Agreement is in effect, the Company will prepare and file promptly such amendment or amendments to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as may be necessary to comply with the requirements of Section 10(a)(3) of the Act.

(g)	To furnish or make available to JPMS during the term of this Agreement and for a period of two years thereafter (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to JPMS from time to time during the term of this Agreement such other information as JPMS may reasonably request regarding the Company or its subsidiaries, in each case as soon as such reports, communications, documents or information becomes available or promptly upon the request of JPMS, as applicable; provided, however, that the Company shall have no obligation to provide JPMS with any document filed on EDGAR or included on the Company’s Internet website.

(h)	If, at any time during the term of this Agreement, any event shall occur or condition shall exist as a result of which it is necessary in the reasonable opinion of counsel for JPMS or counsel for the Company, to further amend or supplement the

Prospectus or any Free Writing Prospectus as then amended or supplemented in order that the Prospectus or any such Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time the Prospectus or any such Free Writing Prospectus is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, to amend or supplement the Registration Statement, the Prospectus or any Free Writing Prospectus in order to comply with the requirements of the Act, in the case of such a determination by counsel for the Company, immediate notice shall be given, and confirmed in writing, to JPMS to cease the solicitation of offers to purchase the Shares in JPMS’s capacity as agent, and, in either case, the Company will promptly prepare and file with the Commission such amendment or supplement, whether by filing documents pursuant to the Act, the Exchange Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Prospectus or any such Free Writing Prospectus comply with such requirements.

(i)	To generally make available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Section 11(a) under the Act and Rule 158 of the Commission promulgated thereunder) covering the twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(j)	To apply the net proceeds from the sale of the Shares in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(k)	The Company will not, and will cause its subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; provided that nothing herein shall prevent the Company from filing or submitting reports under the Exchange Act or the issuance of press releases in the ordinary course of business.

(l)	(A) Except as otherwise agreed between the Company and JPMS, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Act), the Prospectus, any Permitted Free Writing Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to JPMS and to dealers (including costs of mailing and shipment), (ii) the registration, issue and delivery of the Shares, (iii) the preparation, printing and delivery to JPMS of this Agreement, the Shares, and such other documents as may be required in connection with the offer, purchase, sale, issuance or delivery of the Shares and any cost associated with electronic delivery of any of the foregoing by JPMS to investors , (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for JPMS in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to JPMS, (v) the listing of the Shares on the Exchange and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by FINRA, (vii) the fees and disbursements of counsel to the Company, and (viii) the performance of the Company’s other obligations hereunder; provided that JPMS shall be responsible for any transfer taxes on resale of Shares by it, any costs and expenses associated with the sale and marketing of the Shares, fees of its counsel other than as specifically provided above.
(B) If this Agreement is terminated (i) by the Company in accordance with the provisions of Section 9 hereof at any time prior to the offer and sale of Shares with an aggregate Gross Sales Price of $100,000,000 or (ii) by JPMS in accordance with provisions of Section 8 hereof after June 30, 2009 and prior to the offer and sale of Shares with an aggregate Gross Sales Price of $100,000,000, in each case under this Agreement, all Terms Agreements, the Alternative Distribution Agreement and all Alternative Terms Agreements, the Company shall reimburse JPMS for all of its out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for JPMS and the Alternative Agent incurred by them in connection with the offering contemplated by this Agreement and the Alternative Distribution Agreement; provided that the Company shall not be obligated pursuant to this Section 4(l)(B) to reimburse JPMS and the Alternative Agent for fees and disbursements of such counsel for JPMS and the Alternative Agent in excess of $200,000 in the aggregate.
(m)	The Company will not, and JPMS covenants that it will not, distribute any offering material in connection with the offer and sale of the Shares, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Act or the rules and regulations promulgated thereunder.

(n)	During each period commencing on the date of each Transaction Notice and ending after the close of business on the Purchase Date for the related Transaction, the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of its Common Stock or any securities convertible into or exercisable or exchangeable for such shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares or such other securities, in cash or otherwise, without the prior written consent of JPMS, other than the Shares to be sold hereunder or under the Alternative Distribution Agreement and any securities of the Company issued pursuant to, or upon the exercise or conversion of any securities issued pursuant to, the Company’s equity incentive plans disclosed in the Prospectus.

(o)	The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Act.

(p)	To use its reasonable efforts to cause the Shares to be listed on the Exchange.

(q)	That it consents to JPMS trading in the Common Stock for JPMS’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement.
     5. Execution of Agreement. JPMS’s obligation to execute this Agreement shall be subject to the satisfaction of the following conditions in connection with and on the intended date of the execution of this Agreement:
(a)	the Company shall have delivered to JPMS:
     (i) an officer’s certificate signed by one of its executive officers certifying as to the matters set forth in Exhibit B hereto;
     (ii) an opinion of Paul R. Lovejoy, Senor Vice President, General Counsel and Secretary of the Company, addressed to JPMS and dated the date of this Agreement, in the form of Exhibit C hereto;
     (iii) an opinion and a 10b-5 statement of Cravath, Swaine & Moore LLP, special counsel for the Company, addressed to JPMS and dated the date of this Agreement, in the form of Exhibit D hereto;
     (iv) a letter of Deloitte & Touche LLP, dated the date of this Agreement and addressed to JPMS, in a form reasonably satisfactory to JPMS and its counsel;
     (v) evidence reasonably satisfactory to JPMS and its counsel that the Registration Statement has become effective;
     (vi) evidence reasonably satisfactory to JPMS and its counsel that the Shares have been approved for listing on the Exchange, subject only to notice of issuance on or before the date hereof;
     (vii) resolutions duly adopted by the Company’s board of directors, and certified by an officer of the Company, authorizing the Company’s execution of this Agreement and the consummation by the Company of the transactions contemplated hereby, including the issuance of the Shares; and
     (viii) such other documents as JPMS shall reasonably request; and

(b)	JPMS shall have received the favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special counsel for JPMS, as to the matters set forth in Exhibit E hereto.
     6. Additional Covenants of the Company. The Company further covenants and agrees with JPMS as follows:
(a)	Each acceptance of a Transaction Notice by the Company and each execution and delivery by the Company of a Terms Agreement shall be deemed to be an affirmation that the representations and warranties of the Company herein contained and contained in any certificate delivered to JPMS pursuant hereto are true and correct at the Time of Acceptance or the date of such Terms Agreement, and an undertaking that such representations and warranties will be true and correct on any Time of Sale and any Closing Date, and at the time of delivery to JPMS of Shares pursuant to the Transaction Notice or the Time of Delivery, as applicable, as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice).

(b)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this subsection (b), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof) or (ii) the Shares are delivered to JPMS pursuant to a Terms Agreement, the Company shall, unless JPMS agrees otherwise, furnish or cause to be furnished to JPMS forthwith a certificate, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, as to the matters set forth in Exhibit B hereto at the time of the filing or effectiveness of such amendment or supplement, as applicable, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate; provided, however, that the Company will not be required to furnish such a certificate to JPMS in connection with the filing of a Current Report on Form 8-K unless (i) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice is in effect or a prospectus relating to the Shares is required to be delivered under the Act and (ii) JPMS has reasonably requested such a certificate based upon the event or events reported in such Current Report on Form 8-K.

(c)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this subsection (c), by the filing of any Incorporated

Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof) or (ii) the Shares are delivered to JPMS pursuant to a Terms Agreement, the Company shall, unless JPMS agrees otherwise, furnish or cause to be furnished forthwith to JPMS and to counsel for JPMS the written opinions of (i) Cravath, Swaine & Moore LLP, special counsel for the Company, and (ii) the General Counsel of the Company, or other counsel satisfactory to JPMS, which may include Assistant General Counsel of the Company or United Air Lines, Inc., dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, in form and substance reasonably satisfactory to JPMS, of the same tenor as the opinions referred to in Section 5(a)(ii) and Section 5(a)(iii) hereof, respectively, but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to JPMS shall furnish JPMS with letters substantially to the effect that JPMS may rely on such last opinions to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance); provided, however, that the Company will not be required to furnish such opinions to JPMS in connection with the filing of a Current Report on Form 8-K unless (i) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice is in effect or a prospectus relating to the Shares is required to be delivered under the Act and (ii) JPMS has reasonably requested such opinions based upon the event or events reported in such Current Report on Form 8-K.

(d)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (including, except as noted in the proviso at the end of this subsection (d), by the filing of any Incorporated Document, but excluding any prospectus supplement filed pursuant to Section 4(b) hereof) or (ii) the Shares are delivered to JPMS pursuant to a Terms Agreement, the Company shall, unless JPMS agrees otherwise, cause Deloitte & Touche LLP promptly to furnish to JPMS a letter, dated the date of filing with the Commission or the date of effectiveness of such amendment or supplement, as applicable, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter; provided, however, that the Company will not be required cause Deloitte & Touche LLP to furnish such letter to JPMS in connection with the filing of a Current Report on Form 8-K unless (i) such Current Report on Form 8-K is filed at any time during which either a Transaction Notice is in effect or a prospectus relating to the Shares is required to be delivered under the Act and (ii) JPMS has reasonably requested such a letter based upon the event or events reported in such Current Report on Form 8-K.

(e)	To disclose in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, in prospectus supplements, the number of the Shares sold through JPMS under this Agreement, the net proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement during the relevant quarter.
     7. Conditions of JPMS’s Obligation. JPMS’s obligation to solicit purchases on an agency basis for the Shares or otherwise take any action pursuant to a Transaction Notice that has been accepted by the Company and to purchase the Shares pursuant to any Terms Agreement shall be subject to the satisfaction of the following conditions:
(a)	At the time of acceptance of the Transaction Notice, the time of the commencement of trading on the Exchange on the Purchase Date, at the time of closing on the Closing Date or with respect to a transaction pursuant to a Terms Agreement, at the Time of Sale and at the Time of Delivery:
     (i) The representations and warranties on the part of the Company herein contained or contained in any certificate of an officer or officers of the Company delivered pursuant to the provisions hereof shall be true and correct in all respects.
     (ii) The Company shall have performed and observed its covenants and other obligations hereunder and/or any Terms Agreement, as the case may be, in all material respects.
     (iii) With respect to an Agency Transaction, from the date of delivery of the Transaction Notice until the Closing Date, or with respect to a transaction pursuant to a Terms Agreement, from the Time of Sale until the Time of Delivery, trading in the Common Stock on the Exchange shall not have been suspended.
     (iv) From the date of this Agreement, no event or condition of a type described in Sections 3(d) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of JPMS makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or at the Time of Delivery, as the case may be, on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.
     (v) Subsequent to the relevant Time of Acceptance or the relevant Time of Sale, as the case may be, (i) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2)

under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (vi) The Shares to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the Exchange, subject only to notice of issuance.
     (vii) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or as of the Time of Delivery, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or as of the Time of Delivery, as the case may be, prevent the issuance or sale of the Shares.
     (viii) The Company shall have furnished evidence reasonably satisfactory to JPMS and its counsel that the Registration Statement remains effective.
     (ix) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Act shall be pending before or threatened by the Commission; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Act (in the case of an Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of JPMS and no suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Company accepts a Transaction Notice.
     (x) No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which JPMS shall have reasonably objected in writing.
(b)	At every date specified in Sections 6(b), 6(c) and 6(d) hereof and on such other dates as reasonably requested by JPMS, JPMS shall have received the officer’s certificates, opinions of counsel and accountants’ letters provided for under Sections 6(b), 6(c) and 6(d), respectively.
     8. Termination by JPMS. If the solicitation of purchases on an agency basis of the Shares, as contemplated by this Agreement, is not carried out by JPMS for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply in all material respects with any of the terms of this Agreement or any Terms Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l) and 10 hereof) and JPMS shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.
     JPMS may terminate this Agreement for any reason upon giving prior written notice to the Company. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 4(g) and 4(i) (to the extent any Shares have been sold pursuant to this Agreement) and Sections 4(l) and 10 hereof shall remain in full force and effect notwithstanding such termination.
     In the case of any purchase by JPMS pursuant to a Terms Agreement, the obligations of JPMS pursuant to such Terms Agreement shall be subject to termination at any time at or prior to the Time of Delivery, if, (a) since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus, (i) trading generally shall have been materially suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Select Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving, the United States, or any change in financial markets or any calamity or crisis that, in each case, in JPMS’s judgment, is material and adverse or (v) any material disruption of settlements of securities or clearance services in the United States that would materially impair settlement and clearance with respect to the Shares and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event specified in clauses (a)(i) through (v) makes it, in JPMS’s judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus. If JPMS elects to terminate its obligations pursuant to this paragraph, the Company shall be notified promptly in writing.
     9. Termination by Company. The Company may terminate this Agreement in its sole discretion at any time upon prior written notice to JPMS.
     10. Indemnity and Contribution.
(a)	The Company agrees to indemnify and hold harmless JPMS, its affiliates, directors and officers and each person, if any, who controls JPMS within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus (or any amendment or supplement thereto), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Agent Information, it being understood and agreed that the only such information furnished by JPMS consists of the information described as such in subsection (b) below.

(b)	JPMS agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to JPMS furnished to the Company in writing by JPMS expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that the only such information furnished by JPMS consists of the information set forth on Schedule II attached hereto.

(c)	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 10. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person

shall have mutually agreed to the contrary or (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for JPMS, its affiliates, directors and officers and any control persons of JPMS shall be designated in writing by JPMS and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)	If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and JPMS, on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and JPMS, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and JPMS, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by JPMS in connection therewith bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and JPMS, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by JPMS, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Company and JPMS agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 10, in no event shall JPMS be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by JPMS with respect to the offering of the Shares exceeds the amount of any damages that JPMS has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     11. Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and if to JPMS, shall be sufficient in all respects if delivered to J.P. Morgan Securities Inc., 277 Park Avenue, New York, New York 10172, to the attention of Equity Syndicate Desk, Facsimile No. (212) 622-8358, and the Special Equities Group and Lisa M. Hunt, Facsimile No. (212) 622-0398, and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 77 West Wacker Drive, 10th Floor, Chicago, Illinois 60601 Attention: Chief Financial Officer, with a copy to William V. Fogg, Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (Facsimile: (212) 474-3700). Notwithstanding the foregoing, Transaction Notices shall be delivered to the Company via e-mail in “.pdf” format to Stephen.Lieberman@united.com and Steven.Spiegel@united.com, with a copy to WFogg@cravath.com, and receipt confirmed by telephone at (212) 655-0220 and an acceptance of a Transaction Notice shall be delivered to JPMS by facsimile at (212) 622-0398, Attention: Lisa M. Hunt and James F. Smith or Steve Dearing and receipt confirmed by telephone to Steven Spiegel at (312) 997-8175 or if Steven Spiegel is unavailable, to Stephen Lieberman at (312) 997-8112.
     12. No Fiduciary Relationship. The Company acknowledges and agrees that JPMS is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, JPMS is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and JPMS shall have no responsibility or liability to the Company with respect thereto. Any review by JPMS of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of JPMS and shall not be on behalf of the Company.
     13. Governing Law; Construction. This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York, other than rules governing choice of applicable law. The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.
     14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. Each of JPMS and the Company, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement or any Terms Agreement. The Company agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.
     15. Parties in Interest. The Agreement herein set forth and any Terms Agreement have been and are made solely for the benefit of JPMS and the Company and to the extent provided in Section 10 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from JPMS) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.
     16. Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     17. Successors and Assigns. This Agreement shall be binding upon JPMS and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and JPMS’s respective businesses and/or assets.

     18. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and JPMS contained in this Agreement or made by or on behalf of the Company or JPMS pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or JPMS.
     19. Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under Act.
     20. Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     21. Miscellaneous. JPMS, an indirect, wholly owned subsidiary of JPMorgan Chase & Co., is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of JPMorgan Chase Bank. Because JPMS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by JPMS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency of JPMorgan Chase Bank, and are not otherwise an obligation or responsibility of a branch or agency of JPMorgan Chase Bank.
          A lending affiliate of JPMS may have lending relationships with issuers of securities underwritten or privately placed by JPMS. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by JPMS will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of JPMS.
          JPMS and one or more of its affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of the Common Stock or other securities of the Company, at the same time that JPMS is acting as agent pursuant to this Agreement; provided that JPMS acknowledges and agrees that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Company, and that the Company has and shall have no control over any decision by JPMS and its affiliates to enter into any such transactions.

          If the foregoing correctly sets forth the understanding among the Company and JPMS, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and JPMS.

Very truly yours,

UAL Corporation

By:	/s/ Kathryn A. Mikells
Name:	Kathryn A. Mikells
Title:	Senior Vice President and Chief Financial Officer
Accepted and agreed to as of the
date first above written:
J.P. MORGAN SECURITIES INC.

By:	/s/ N. Goksu Yolac
Name:	N. Goksu Yolac
Title:	Vice President

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